"Report of Ernst & Young LLP, Independent Auditors"

To the Shareholders and
Board of Trustees of the Scudder Strategic Income Fund

In planning and performing our audit of the financial statements of the "Scudder Strategic Income Fund for the year ended October 31, 2003, we " "considered its internal control, including control activities for safeguarding "
"securities, in order to determine our auditing procedures for the purpose of " expressing our opinion on the financial statements and to comply with the "requirements of Form N-SAR, not to provide assurance on internal control."

The management of the Scudder Strategic Income Fund is responsible for establishing and maintaining internal control. In fulfilling this "responsibility, estimates and judgments by management are required to " "assess the expected benefits and related costs of controls. Generally, " controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against "unauthorized acquisition, use, or disposition."

"Because of inherent limitations in internal control, error or fraud may occur " "and not be detected. Also, projection of any evaluation of internal control " to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned

"functions. However, we noted no matters involving internal control and its "

"operation, including controls for safeguarding securities, that we consider "

"to be material weaknesses as defined above as of October 31, 2003."


This report is intended solely for the information and use of management and the Board of Trustees of the Scudder Strategic Income Fund and the

Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


							Ernst & Young
LLP

"Boston, Massachusetts"
22-Dec-2003